Exhibit 5.1


                             SNOW BECKER KRAUSS P.C.
                                ATTORNEYS AT LAW
                                605 THIRD AVENUE
                            NEW YORK, N.Y. 10158-0125
                                 (212) 687-3860
                                   TELECOPIER
                                 (212) 949-7052

                                November 6, 2001

Hunapu Inc.
1700 W. Horizon Ridge Parkway
Henderson, Nevada 89012

Ladies and Gentlemen:

     You have requested our opinion with respect to the offer and sale by Hunapu Inc., a Nevada corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), of 800,000 shares of Common Stock (the "Shares") and 200,000 Class A Redeemable Common Stock Purchase Warrants (the "Warrants") being registered on behalf of the Company.

     We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that (i) all of the Shares and Warrants have been duly authorized; and (ii) the Shares and the Warrants, when issued, will be validly issued, fully paid and non- assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ SNOW BECKER KRAUSS P.C.
                                             SNOW BECKER KRAUSS P.C.